Exhibit 99.1

Columbia Property Trust Releases Second Quarter 2020 Results and Updates Full Year 2020 Guidance

NEW YORK (July 30, 2020) – Columbia Property Trust, Inc. (NYSE: CXP) has released its quarterly update and financial results for the quarterly period ending June 30, 2020, by posting its Second Quarter Form 10-Q and Supplemental Information package to the Investor Relations section of its website.

Full results and additional information on the recent highlights summarized below can be found in the Supplemental Information package:

•Announces second quarter results, including Net Income per share and Normalized FFO per share, that track favorably with prior full year 2020 guidance;
•Revises certain key guidance metrics higher;
•Portfolio 97.2 percent leased, with total rent collections at 97.2% for the second quarter and deferral agreements executed on another 0.6%, as the Company continues to monitor the impact of the COVID-19 pandemic on its business, tenants, and the industry as a whole;
•Leased 87,000 square feet during the second quarter, exceeding the amount leased during the same quarter in 2019, highlighted by a 68,000-square-foot extension and expansion with one of our larger tenants in Washington, D.C.; and
•In July, terminated its lease with WeWork at 149 Madison in New York, resulting in Columbia regaining control of the property and WeWork’s improvements and a $6.4 million termination fee, as well as the elimination of Columbia’s obligation to fund another $18.7 million of combined redevelopment and tenant improvement allowances owed to the tenant.

Direct link to the Supplemental Information Package:
https://s24.q4cdn.com/622792959/files/doc_financials/2020/q2/CXP-FSP-Q2-2020-FINAL.pdf

To access the Form 10-Q, please visit: https://ir.columbia.reit/financials/sec-filings/

As previously announced, the Company will host a live conference call and audio webcast later today at 5:00 p.m. ET. The number to call to participate in the interactive teleconference is (825) 312-2053 (U.S. and international) – (Conference ID: 7630858). To access the live webcast, interested parties may go to the Investor Relations section of Columbia’s website at least fifteen minutes prior to the start time of the call in order to register and to download and install any necessary audio software.

Direct link to the Conference Call Webcast:
https://event.on24.com/wcc/r/2403516/AE51E57797B361534B21B6E932DD7340

A replay of the conference call will be available online in the Investor Relations section of the Company’s website at https://ir.columbia.reit shortly after the call and archived for approximately twelve months. The audio will also be available by telephone through August 6, 2020, by dialing (416) 621-4642 (Conference ID: 7630858).

Exhibit 99.1

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating and developing Class-A office buildings in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 15 properties that contain approximately seven million rentable square feet, as well as four properties under development, and also has approximately eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.

Forward-Looking Statements:

Certain statements in this press release, including statements regarding future business operations, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Our actual results may differ materially from projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements, see Columbia Property Trust’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K. We caution readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. We make no representations or warranties (express or implied) about the accuracy of, nor do we intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Matt Stover
T 404 465 2227
E IR@columbia.reit